UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported)     December 16, 2005
                                                              -----------------


                          CAPITAL BEVERAGE CORPORATION
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               (Exact name of Company as specified in its charter)


      Delaware                       0-13181                   13-3878747
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(State or other jurisdiction       (Commission                IRS Employer
     of incorporation)             File Number)             Identification No.)


         700 Columbia Street, Brooklyn, New York                 11231
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         (Address of principal executive offices)             (Zip Code)


         Company's telephone number, including area code      (718) 488-8500
                                                              --------------


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):


     [  ] Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

     [  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
          (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01  Completion of Acquisition of Disposition of Assets

                  As of December 16, 2005, Capital Beverage Corporation, a Delaware corporation (the "Company"), sold its exclusive distribution rights for the Pabst brands, Pittsburgh brands and Ballantine brands ("Assets"), to Oak Beverages, Inc., a New York corporation ("Oak"), pursuant to the terms and conditions of that certain Asset Purchase Agreement (the "Agreement"), dated as of September 15, 2005, between the Company and Oak. The purchase price paid by Oak for the Assets was Nine Million Three Hundred Thousand Dollars ($9,300,000.00), of which One Million Five Hundred Thousand Dollars ($1,500,000.00), was deposited with an escrow agent for at least 18 months for post closing indemnification claims which may be asserted by Oak. A substantial amount of the proceeds from the transaction will be used by the Company to repay outstanding indebtedness and for working capital purposes.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               CAPITAL BEVERAGE CORPORATION


         Date: December 21, 2005
                                               By: /s/  Carmine Stella
                                                   -----------------------------
                                             Name: Carmine Stella
                                            Title: President and Chief Executive
                                                   Officer